Exhibit 99.1

Contact: PXRE Group Ltd. Robert P. Myron Chief Financial Officer 441-296-5858 bob.myron@pxre.com	Investors: Citigate Sard Verbinnen Jamie Tully/Lesley Bogdanow 212-687-8080 jtully@sardverb.com

PXRE Group Ltd. PXRE House 110 Pitts Bay Road, Pembroke HM 08 Bermuda 441 296 5858 441 296 6162 FAX

PXRE REPORTS THIRD QUARTER RESULTS
NET INCOME OF $4.5 MILLION

HAMILTON, Bermuda – (PR Newswire) – November 8, 2006 – PXRE Group Ltd. (NYSE: PXT) today announced results for the third quarter ended September 30, 2006. Notable items for the quarter included:

•	On a fully diluted basis, book value per share increased during the quarter by $0.14 to $6.65 at September 30, 2006
•	Net income before convertible preferred share dividends was $4.5 million compared to net loss before convertible preferred share dividends of $317.3 million in the third quarter of 2005

Jeffrey L. Radke, President & Chief Executive Officer of PXRE Group, commented, "Our Board of Directors is continuing to explore various strategic alternatives that would maximize value for shareholders and we remain optimistic that we will find a solution other than runoff. As discussed in the past, however, if our Board of Directors concludes that no other alternative would be in the best interests of our shareholders, it may determine that the best option is to place PXRE’s reinsurance business into runoff and eventually commence an orderly winding up of PXRE’s operations over some period of time that is not currently determinable.”

For the quarter ended September 30, 2006, net income before convertible preferred share dividends was $4.5 million compared to net loss before convertible preferred share dividends of $317.3 million in the third quarter of 2005. The increase in net income before convertible preferred shares is primarily attributable to the absence of any significant loss events in the quarter as well as favorable development on our loss reserves, offset by a decrease in net premiums earned due to the cancellation and non-renewal of the majority of our reinsurance portfolio following our ratings downgrades in February 2006. The net loss before convertible preferred share dividends for the third quarter of 2005 was primarily driven by the net impact of Hurricanes Katrina and Rita of $349.9 million, after tax, reinsurance recoveries on our outwards reinsurance program and the impact of inwards and outwards reinstatement and additional premiums.

Back to Contents

Net premiums earned for the quarter decreased 92%, or $63.2 million, to $5.6 million from $68.8 million for the year-earlier period. This decrease in net premiums earned can be attributed to the cancellations and non-renewal of the majority of our reinsurance portfolio following our ratings downgrades by the major rating agencies in February 2006.

Revenues and Net Premiums Earned

	Three Months Ended			Nine Months Ended
($000’s)	September 30,			September 30,

	2006	2005	Change %	2006	2005	Change %

Revenues	$20,289	$82,662	(75)	$136,026	$262,724	(48)

Net Premiums Earned:
Cat & Risk Excess	$5,979	$68,878	(91)	$98,417	$232,389	(58)
Exited	(363)	(61)	N/M	(405)	(718)	(44)

	$5,616	$68,817	(92)	$98,012	$231,671	(58)

Net premiums written in the third quarter of 2006 decreased 79%, or $78.6 million, to $20.7 million from $99.3 million for the same period of 2005. This decrease in net premiums written is due to the cancellation and non-renewal of the majority of our reinsurance portfolio following our ratings downgrades by the major rating agencies in February 2006.

Net Premiums Written

	Three Months Ended			Nine Months Ended
($000’s)	September 30,			September 30,

	2006	2005	Change %	2006	2005	Change %

Net Premiums Written:
Cat & Risk Excess	$21,054	$99,346	(79)	$72,088	$277,066	(74)
Exited	(363)	(65)	N/M	(410)	(726)	(44)

	$20,691	$99,281	(79)	$71,678	$276,340	(74)

Net investment income for the third quarter of 2006 increased 8%, or $1.1 million, to $14.6 million from $13.5 million for the corresponding period of 2005 primarily as a result of a $6.2 million increase in income from our fixed maturity and short-term investment portfolio, offset, in part, by a $5.5 million decrease in income from our hedge funds. The increase in income from our fixed income and short-term investment portfolio was due to an increase in invested assets attributable to cash flow principally from the proceeds of capital raising activities in the fourth quarter of 2005 and from the proceeds from the redemptions of our hedge fund investments which have been received during the first nine months of 2006. The net return on the fixed maturity and short-term investment portfolios increased to 5.2% for the quarter, on an annualized basis, compared to 3.8% during the comparable prior year period. As previously communicated, PXRE submitted redemption notices for its entire hedge fund portfolio in February 2006, and as a result income from hedge funds will continue to decrease in future quarters as we receive the remaining proceeds from our various hedge fund investments. As of September 30, 2006, we have received redemption proceeds from 91% of the hedge fund assets held on our December 31, 2005 balance sheet.

Back to Contents

The Company had negative incurred losses for the quarter of $6.0 million. This negative incurred loss amount was due to two factors. First, the Company had $3.7 million of net favorable development in its 2006 accident year loss reserves which was caused by lower than expected reported losses for the 2006 accident year on a year-to-date basis along with the absence of any significant property catastrophe events in the third quarter. Second, the Company had net favorable development of $2.3 million for prior-year losses and loss expenses during the quarter. Losses and loss expenses incurred in the third quarter of 2005 were $409.0 million, which was primarily attributable to Hurricanes Katrina and Rita which occurred during the third quarter of 2005.

The expense ratio was 232.4% for the third quarter of 2006 compared to 28.8% in the year-earlier quarter due to the decrease in net premiums earned in 2006 and an increase in operating expenses of $4.0 million in 2006. The increase was largely related to additional fees to attorneys and financial advisors which have been incurred as a result of our ratings downgrades, the Board of Directors’ decision to explore strategic alternatives for the Company, the class action securities lawsuits filed against the Company during the second quarter of 2006 as well as employee severance and retention expenses.

GAAP Ratios

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2006	2005	2006	2005

Loss Ratio, All Lines	(106.2)%	594.3%	12.9%	206.5%
Expense Ratio	232.4	28.8	52.8	25.2

Combined Ratio	126.2%	623.1%	65.7%	231.7%

Loss Ratio, Cat & Risk Excess	(120.4)%	585.7%	10.5%	203.1%

In the fourth quarter of 2005, PXRE sponsored a catastrophe bond transaction which was determined to be a derivative and recorded at fair value on the Company’s balance sheet. The increase of $4.8 million in other reinsurance related expense was due to the change in fair value of this derivative during the quarter ended September 30, 2006.

Operating results reflect a tax benefit of $32.5 million for the third quarter of 2005. No tax benefit was recognized during the third quarter of 2006.

On a fully diluted basis, book value per share increased to $6.65 at September 30, 2006 from $6.51 per share at June 30, 2006. During the third quarter of 2006, PXRE recorded a change in net after-tax unrealized appreciation in investments of $7.6 million in other comprehensive income, which resulted in a $0.10 increase in fully diluted book value per share. The cause of this increase in value was primarily a decrease in interest rates during the quarter.

Back to Contents

PXRE – with operations in Bermuda, Europe and the United States – provides reinsurance products and services to a worldwide marketplace. The Company’s primary focus is providing property catastrophe reinsurance and retrocessional coverage. The Company also provides marine, aviation and aerospace products and services. The Company’s shares trade on the New York Stock Exchange under the symbol “PXT.”

PXRE Group Ltd. is scheduled to hold a conference call with respect to its third quarter financial results on Thursday, November 9, 2006 at 10:00 a.m. Eastern Time.

A live webcast of the conference call will be available online at www.pxre.com. The dial-in numbers are (888) 515-2235 for U.S. and Canadian callers and (719) 457-2601 for international callers. Following the conclusion of the presentation, the webcast will remain available online through December 9, 2006 at www.pxre.com. In addition, a replay of the call will be available from November 9, 2006 – November 16, 2006 by dialing (888) 203-1112. Callers dialing from outside the U.S. and Canada can access the replay by dialing (719) 457-0820. Please enter 1092468 as the conference ID.

Quarterly financial statements are expected to be available on the Company’s website under the press release section of News and Events after market close on November 8, 2006. To request other printed investor material from PXRE or additional copies of this news release, please call (441) 296-5858, send e-mail to Investor.Relations@pxre.com, or visit www.pxre.com.

Back to Contents

Statements in this release that are not strictly historical are forward-looking and are based upon current expectations and assumptions of management. Statements included herein, as well as statements made by or on behalf of PXRE in its communications and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 as amended. These forward-looking statements, identified by words such as “intend,” “believe,” “anticipate,” or “expects” or variations of such words or similar expressions are based on current expectations, speak only as of the date thereof, and are subject to risk and uncertainties. In light of the risks and uncertainties inherent in all future projections, the forward-looking statements in this report should not be considered as a representation by us or any other person that the Company’s objectives or plans will be achieved. The Company cautions investors and analysts that actual results or events could differ materially from those set forth or implied by the forward-looking statements and related assumptions, depending on the outcome of certain important factors including, but not limited to, the following: (i) we are exploring strategic alternatives and the implementation of any of these alternatives could involve substantial uncertainties and risks, including, among other things, the risk of failure in the implementation thereof and significant restructuring costs; (ii) as a result of the recent decline in our ratings and decline in capital, more than 75% of our clients as of January 1, 2006, measured by premium volume, may have the right to cancel their reinsurance contracts. As of November 6, 2006, in excess of 80% of our in-force business as of January 1, 2006 has either been cancelled or non-renewed and we anticipate that this percentage will increase; (iii) the downgrade in, and withdrawal of, the ratings of our reinsurance subsidiaries by rating agencies will materially and negatively impact our business and results of operations; (iv) the decline in, and withdrawal of, our ratings and reduction in our surplus will allow clients to terminate their contracts with us and, with respect to ceded reinsurance, may require us to transfer premiums retained by us into a beneficiary trust; (v) we may not be able to identify or implement strategic alternatives for PXRE; (vi) if our Board of Directors concludes that no feasible strategic alternative would be in the best interests of our shareholders, it may determine that the best course of action is to place the reinsurance operations of PXRE into runoff and eventually commence an orderly winding up and liquidation of PXRE operations over some period of time that is not currently determinable; (vii) if the Board of Directors elects to pursue a strategic alternative that does not involve the continuation of meaningful property catastrophe reinsurance business, there is a risk that the Company could incur material charges or termination fees in connection with our collateralized catastrophe facilities and certain multiyear ceded reinsurance agreements; (viii) our ability to continue to operate our business and to identify, evaluate and complete any strategic alternative are dependent on our ability to retain our management and other key employees, and we may not be able to do so; (ix) the market price of our common stock has declined and may decline further as a result of our announcements of increased loss estimates for losses due to Hurricanes Katrina, Rita and Wilma and the ratings downgrades we have experienced; (x) the Company faces significant litigation related to alleged securities law violations; (xi) recent adverse events have affected the market price of our common shares, which may lead to further securities litigation, administrative proceedings or both being brought against us; (xii) reserving for losses includes significant estimates which are also subject to inherent uncertainties; (xiii) because of exposure to catastrophes, our financial results may vary significantly from period to period; (xiv) we may be overexposed to losses in certain geographic areas for certain types of catastrophe events; (xv) we may be overexposed to smaller catastrophe losses and for certain geographic areas and perils due to the cancellations of a substantial portion of our assumed reinsurance contracts following our recent ratings downgrade; (xvi) we operate in a highly competitive environment and no assurance can be given that we will be able to compete effectively in this environment; (xvii) reinsurance prices may decline, which could affect our profitability; (xviii) we may require additional capital in the future; (xix) our investment portfolio is subject to significant market and credit risks which could result in an adverse impact on our financial position or results; (xx) because we depend on a few reinsurance brokers for a large portion of revenue, loss of business provided by any one or more of them could adversely affect us; (xxi) the impact of investigations of broker fee and placement arrangements could adversely impact our ability to write more business; (xxii) we have exited the finite reinsurance business, but claims in respect of finite reinsurance could have an adverse effect on our results of operations; (xxiii) our reliance on reinsurance brokers exposes us to their credit risk; (xxiv) we may be adversely affected by foreign currency fluctuations; (xxv) retrocessional reinsurance subjects us to credit risk and may become unavailable on acceptable terms; (xxvi) we have exhausted our retrocessional coverage with respect to Hurricane Katrina, leaving us exposed to further losses; (xxvii) recoveries under portions of our collateralized facilities are triggered by modeled loss to a notional portfolio, rather than our actual losses arising from a catastrophe event, which creates a potential mismatch between the risks assumed through our inwards reinsurance business and the protection afforded by these facilities; (xxviii) our inability to provide the necessary collateral to cedents could affect our ability to offer reinsurance in certain markets; (xxix) the insurance and reinsurance business is historically cyclical, and we may experience periods with excess underwriting capacity and unfavorable premium rates; conversely, we may have a shortage of underwriting capacity when premium rates are strong; (xxx) regulatory constraints may restrict our ability to operate our business; (xxxi) any determination by the United States Internal Revenue Service (“IRS”) that we or our offshore subsidiaries are subject to U.S. taxation could result in a material adverse impact on the our financial position or results; and (xxxii) any changes in tax laws, tax treaties, tax rules and interpretations could result in a material adverse impact on our financial position or results. In addition to the factors outlined above that are directly related to PXRE’s business, PXRE is also subject to general business risks, including, but not limited to, adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors, the loss of key employees and other factors set forth in PXRE’s SEC filings. The factors listed above should not be construed as exhaustive. Therefore, actual results or outcomes may differ materially from what is expressed or forecasted in such forward-looking statements.

PXRE undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events (including catastrophe events), or otherwise.

Back to Contents

PXRE Group Ltd.
Unaudited Financial Highlights
(Dollars in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2006	2005	2006	2005

Gross premiums written	$32,537	$236,146	$131,824	$427,708

Net premiums written	$20,691	$99,281	$71,678	$276,340

Revenues	$20,289	$82,662	$136,026	$262,724
Losses and expenses	(15,829)	(432,536)	(87,814)	(547,420)

Income (loss) before income taxes and convertible preferred share dividends	4,460	(349,874)	48,212	(284,696)
Income tax benefit	—	(32,531)	—	(33,603)

Net income (loss) before convertible preferred share dividends	$4,460	$(317,343)	$48,212	$(251,093)

Net income (loss) per diluted common share	$0.06	$(11.17)	$0.63	$(10.02)

Average diluted shares outstanding (000’s)	77,120	33,550	77,051	33,307
Average diluted shares outstanding when antidilutive (000’s)	—	28,529	—	25,649

Financial Position:	Sept. 30, 2006		Dec. 31, 2005

Cash and investments	$1,321,176		$1,660,996
Total assets	1,525,708		2,116,047
Reserve for losses and loss expenses	727,765		1,320,126
Shareholders“ equity	515,669		465,318
Book value per common share (1)	6.65		6.01
Statutory surplus:
PXRE Reinsurance Ltd.	573,100	(2)	530,775	(3)
PXRE Reinsurance Company	136,600	(4)	126,991

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2006	2005	2006	2005
GAAP Ratios:
Loss ratio	(106.2)%	594.3%	12.9%	206.5%
Expense ratio	232.4%	28.8%	52.8%	25.2%

Combined ratio	126.2%	623.1%	65.7%	231.7%

Losses Incurred by Segment:
Cat & Risk Excess	$(7,196)	$403,451	$10,337	$471,956
Exited	1,230	5,507	2,347	6,565

	$(5,966)	$408,958	$12,684	$478,521

Commission and Brokerage, Net of Fee Income by Segment:
Cat & Risk Excess	$1,813	$12,625	$17,891	$31,425
Exited	(43)	(33)	186	(183)

	$1,770	$12,592	$18,077	$31,242

Underwriting Income (Loss) by Segment: (5)
Cat & Risk Excess	$11,362	$(347,198)	$70,189	$(270,992)
Exited	(1,550)	(5,535)	(2,938)	(7,100)

	$9,812	$(352,733)	$67,251	$(278,092)

Back to Contents

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2006	2005	2006	2005

Underwriting Income (Loss) Reconciled to Income (Loss) Before Income Taxes and Convertible Preferred Share Dividends:
Underwriting income (loss) (5)	$9,812	$(352,733)	$67,251	$(278,092)
Net investment income	14,600	13,526	45,761	30,649
Net realized investment gains (losses)	57	(34)	(7,981)	(366)
Other reinsurance related expense	(4,762)	—	(10,738)	—
Operating expenses	(11,284)	(7,255)	(33,641)	(27,103)
Foreign exchange (losses) gains	(347)	237	(1,612)	1,053
Interest expense	(3,616)	(3,615)	(10,828)	(10,837)

Income (loss) before income taxes and convertible preferred share dividends	$4,460	$(349,874)	$48,212	$(284,696)

(1)	After considering convertible preferred shares.
(2)	Estimated and before inter-company eliminations
(3)	Before inter-company eliminations.
(4)	Estimated.
(5)	Underwriting Income (Loss) by Segment (a GAAP financial measure): The Company“s reported underwriting results are its best measure of profitability for its individual underwriting segments and accordingly are disclosed in the footnotes to the Company“s financial statements required by SFAS 131, Disclosures about Segments of an Enterprise and Related Information. Underwriting Income (Loss) by Segment is calculated by subtracting losses and loss expenses incurred and commission and brokerage, net of fee income from net earned premiums. PXRE does not allocate net investment income, net realized investment gains (losses), other reinsurance related expense, operating expenses, foreign exchange gains or losses, or interest expense to its respective underwriting segments.

These preliminary financial statements are unaudited and do not include footnotes that customarily accompany a complete set of financial statements; these footnotes will be furnished when the Company makes its filing on Form 10-Q for the quarter ended September 30, 2006.